UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 27, 2013. The following proposals were voted on as follows:

Proposal One: Election of the following eight directors to serve until the annual meeting in 2014:

NOMINEE	FOR	WITHHELD
Terry L. Bernander	7,040,050	1,195,693
Frank L. Hohmann III	6,853,441	1,382,302
Ryan J. Levenson	8,171,386	64,357
Samuel Licavoli	6,960,718	1,275,025
Patrick J. McDonnell	7,039,685	1,196,058
Clifford D. Nastas	8,171,982	63,761
John P. Reilly	7,039,740	1,196,003
Dominick J. Schiano	7,040,135	1,195,608

Proposal Two: To approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote”), with 5,808,496 votes cast for, 1,980,097 votes cast against and 447,150 votes abstaining.

Proposal Three: To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our “named executive officers” (a “Say-on-Pay Frequency” vote) with 5,318,406 votes cast for every year, 2,508,907 votes cast for every two years, 59,126 votes cast for every three years and 349,304 votes abstaining. On July 27, 2013, following the Annual Meeting, the Company’s Board of Directors determined that the Company will hold a nonbinding stockholder Say-on-Pay Frequency vote on an annual basis until the next required vote on the frequency of such nonbinding stockholder advisory vote or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

Proposal Four: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2014 with 9,355,916 votes cast for, 29,945 votes cast against and 2,345 votes abstaining.

There were 1,152,463 broker non-votes for each of the nominees in Proposal one, and for Proposals two and three and no broker non-votes for Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION (Registrant)

Date: July 1, 2013	By:	/s/ James D. Pawlak
	Name:	James D. Pawlak
	Title:	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

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